9/6/2022 19/6/2022 1 TRUTH | INTEGRITY | TRANSPARENCY Investor

2 Safe Harbor and Non-GAAP Measures Forward-looking statements This presentation includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the termination of Veritex’s potential acquisition of interLINK, including the consideration of options in connection with such termination (including diversion of management time in connection therewith), the reaction to such termination (and such consideration of options) of Veritex’s customers, employees and counterparties, and any statements regarding the plans and objectives of management for future operations, products or services as a result of or following such termination; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from Veritex management's knowledge of the industry, markets and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data, forecasts and information included in this presentation, such data forecasts, and information and Veritex's estimates based thereon involve risks, assumptions and uncertainties and are subject to change based on various factors. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise such data forecasts, and information and Veritex's estimates based thereon, whether as a result of new information, future developments or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible book value per common share (“TBVPS”), tangible common equity to tangible assets, return on average tangible common equity (“ROATCE”), operating earnings, pre-tax, pre-provision (“PTPP”) operating earnings, diluted operating earnings per shares (“EPS”), operating return on average assets (“ROAA”), PTPP operating ROAA, Operating ROATCE, operating efficiency ratio, operating noninterest income, operating noninterest expense and adjusted net interest margin (“NIM”). Veritex’s management uses these non-GAAP financial measures to evaluate its operating performance and provide information that is important to investors. The non-GAAP financial measures that Veritex discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

3                Truth in Texas Banking Dallas / Ft. Worth Houston (33) Branches $11.3 Billion in assets $8.6 Billion in loans $8.5 Billion in deposits $1.6 Billion market cap Financial metrics as of June 30, 2022; market cap as of August 31, 2022. Veritex Holdings, Inc. Franchise Overview

4 Strong, Resilient Texas Market Our platform is powered by the Texas markets we serve Source: Bureau of Labor Statistics; Dallas Chamber of Commerce; Greater Houston Partnership; YTexas; Houston.org; S&P Global Market Intelligence

Second Quarter 2022 Highlights

Financial Highlights ($M)	Q2 2022	Q1 2022	Q2 2021
Net Interest Income	$84.5	$73.0	$67.1
Non-Interest Revenue	10.4	15.1	12.5
Total Revenue	94.9	88.1	79.6
Non-Interest Expense	48.2	46.5	41.7
PTPP	46.7	41.6	37.9
Provision for Credit Losses	9.0	-	0.6
Income Tax Expense	8.1	8.1	7.8
Net Income	29.6	33.5	29.5

Key Performance Metrics			
Diluted EPS / Operating ($)	0.54 / 0.55	0.65 / 0.66	0.59 / 0.60
BVPS / TBVPS ($)	26.49 / 18.20	26.86 / 18.51	25.72 / 17.16
ROAA / Operating (%)	1.11 / 1.12	1.36 / 1.38	1.27 / 1.29
Efficiency Ratio / Operating (%)	50.76 / 50.45	52.84 / 52.05	52.42 / 51.63
ROATCE / Operating ROATCE (%)	12.68 / 12.77	15.84 / 16.08	15.18 /15.42

Strong Balance Sheet

- Total capital of $1.3 billion; up $36 million in 2Q22
- Non-performing assets ("NPAs") to total assets decreased to 0.40%, or 6 bps, from 1Q22
- Net charge-offs of $909 thousand
- Net charge-offs to average loans outstanding of 1 bp during 2Q22 and 8bps for 2022 year to date
- Improved balance sheet liquidity and funding profile, even with abandonment of the interLINK acquisition
- Declared a $0.20 quarterly dividend
- Common stock offering completed on March 3, 2022 providing net proceeds of ~$153.8 million and improving regulatory capital levels

Profitability

- Operating earnings of $29.9 million, or $0.55 per diluted share
- PTPP ROAA of 1.76%
- Q2 year over year positive operating leverage of 4.5% on revenue growth of 19.2%
- Net interest margin increased to 3.42%, up 20 bps
- Net interest income up 16% quarter over quarter

Growth Momentum

- Total loans held for investment ("LHI"), excluding mortgage warehouse ("MW") and Paycheck Protection Program ("PPP") loans, increased $790.4 million, or 44.4% annualized
- Total deposits grew $628.1 million, or 31.8% annualized

5

6 Key Financial Metrics 52.84% 51.63% 48.51% 47.64% 52.05% 50.45% 2Q21 3Q21 4Q21 1Q22 2Q22 Reported Operating $17.16 $17.53 $17.49 $18.51 $18.20 2Q21 3Q21 4Q21 1Q22 2Q22 15.2% 17.7% 20.1% 15.8% 12.7% 2Q21 3Q21 4Q21 1Q22 2Q22 ROATCE Operating ROATCE ($ in millions) $79.9 $74.0 $50.1 $48.0 $45.0 0.85% 0.77% 0.51% 0.46% 0.40% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% 1.1% 2Q21 3Q21 4Q21 1Q22 2Q22 NPAs NPAs/Total Assets 1 11 11 1 52.42% 50.76% 16.9% 15.4% 20.5% 47.55% 16.1% 48.53% $0.59 $0.73 $0.82 $0.65 $0.54 $0.60 $0.70 $0.84 $0.66 $0.55 2Q21 3Q21 4Q21 1Q22 2Q22 Diluted EPS Diluted Operating EPS 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures 12.8% TBVPS ROATCE Diluted EPS ($) PTPP ROAA Efficiency Ratio NPAs / Total Assets $38.5 $43.9 $48.6 $42.3 1.66% 1.85% 1.97% 1.71% 1.76% 0.0% 0.5% 1.0% 1.5% 2.0% 2Q21 3Q21 4Q21 1Q22 2Q22 PTPP Operating Earnings PTPP Operating ROAA $47.0

7 Disciplined Lending in Growing Texas Market 31% 28% 12% 8% 30% 31% 11% 19% 10% 10% 6% 3% $5.7 $5.9 $5.7 $5.8 $5.9 $6.0 $6.3 $6.6 $6.8 $7.1 $7.9 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 NOOCRE OOCRE Commercial Construction 1-4 Fam Multi Fam Other (<1%) CAGR: 14.0% Ex-Mortgage Warehouse and PPP Pandemic-Era Loan Growth ($B) Quarter over Quarter Loan Growth ($B) Growth: +11.3%

8 Disciplined Lending in Growing Texas Market $2.02 Billion $0.0 $0.5 $1.0 $1.5 $2.0 Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec 2022 Unfunded 2021 Unfunded CRE ADC Construction LOC Current Unfunded (Non-Revolving) QOQ Growth by Portfolio 4,382 13,108 58,144 86,414 160,852 235,659 324,503 Multifamily OOCRE NOOCRE MW 1-4 Family Resi Construction and land Commercial and Industrial ($ in thousands)

9 Prudent Underwriting for Growth

10 $71.3 $76.7 $73.0 $84.5 3.11% 3.26% 3.37% 3.22% 3.42% 3.03% 3.16% 3.31% 3.15% 3.37% 2Q21 3Q21 4Q21 1Q22 2Q22 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $66.8 $8.7 $9.0 $9.2 2Q21 3Q21 4Q21 1Q22 2Q22 Average Earning Assets $8.7 $9.9 ($ in billions)($ in millions) 1Q22 Net Interest Income $73,040 Impact of growth 7,435 Impact of rate changes 2,438 Change due to day count 928 Change in earning asset mix and other 639 2Q22 Net Interest Income $84,480 14+% ($ in thousand) Quarter ending earning assets $10.5 Average Earnings Assets Net Interest Income Rollforward Interest Rate Sensitivity Growing Net Interest Income Interest Rate Scenario Forecasted Net Interest Income ($ in millions) Percentage Change From Base Forecasted Net Interest Margin Forecasted Net Interest Margin Change from Base Up 300 bps 466.1$ 15.02% 4.38% 14.66% Up 200 bps 445.7$ 10.01% 4.20% 9.95% Up 100 bps 425.5$ 4.99% 4.01% 4.97% BASE CASE 405.2$ 0.00% 3.82% 0.00% Down 100 bps 384.7$ -5.06% 3.63% -4.97% Down 200 bps 362.8$ -10.47% 3.42% -10.47% Base case above is static balances applying forward rate curve as of June 30, 2022.

11 Loan Yields Debt Investment Yields Variable and Hybrid Loans by Index Interest Rate Components of Loans and Investments 2.76% 2.70% 2.74% 2.76% 2.93% 2Q21 3Q21 4Q21 1Q22 2Q22 1 1 Excludes $2.1 million of prepayment penalty income on debt securities during 4Q21. 4.16% 4.16% 4.12% 4.03% 4.16% 2Q21 3Q21 4Q21 1Q22 2Q22 26% 4% 70% Loan Portfolio by Repricing Type Fixed Variable Hybrid 5 quarter loan yield trend, excluding MW and PPP 5 quarter investment yield trend, excluding prepayments Variable and Hybrid Loans by Rate Index Amount (in milions) % of Variable and Hyrbrid Loans 1-Month LIBOR 2,959.6$ 47.9% 12-Month LIBOR 321.8$ 5.2% SOFR 1,339.6$ 21.7% Prime Rate 1,547.2$ 25.0% Other 8.4$ 0.1% Total Variable and Hybrid Loans 6,176.6$ 100.0%

12 8% 49% 23%9% 9% 2% Equity Method Income Loan Fees Service Charges & Fees on Deposit Accounts $10.4 MILLION Govt. Guar. Loan Income Operating Noninterest Income ◊ Equity method investment income increased 163% driven by higher 2Q ‘22 income on our investment in Thrive ◊ Other income decreased 52% primarily due to $1.3 million in service asset valuation adjustments taken during 2Q ’22 slightly offset by a $688 thousand increase in derivative income ◊ Government guaranteed loan income, net, decreased 84% primarily due to a $3.5 million decrease in gains on sold USDA loans 2Q22 / 1Q22 Comparison 5 2Q22 Noninterest Income Composition Other Gain on MLHFS $4,710 $5,039 $2,794 $2,385 $367 $966 $4,891 $789 $2,028 $976 $307 $233 1Q22 2Q22 Service Charges & Fees on Deposit Accounts Loan Fees Equity Method Invst. Govt. Guaranteed Loan Income Other Gain on MLHFS $15,097 $10,378

Government Guaranteed and Thrive

Government Guaranteed

($ in millions)



USDA Pipeline
$665M
$389
$130
$146
Underwriting
Term Sheet Issued
Prospects
SBA Pipeline
$70.5M
$8.7
$20.1
$11.6
$7.3
$22.8
In Process
In Underwriting
In Closing
Closed in 2022
Advancing Loans

- Current USDA funding facts: Demand for B&I loan guarantees are greater than the amount of funding available and the USDA discontinued allocating funds on an as-requested basis and is awarding funds on a monthly basis. Funding is based on the project priority score according in the B&I project priority point system with unfunded requests carried to the following months funding cycle
- Premium compression down 40%-50% due to rising rates and economic uncertainty
- Servicing asset valuation allowance of $1.3 million booked in 2Q22 driven by higher interest rates and the outlook for additional Federal Reserve rate hikes

Thrive Mortgage, LLC

(Investment completed on July 19, 2021)

Thrive's retail channel increased 7% from May to June and decreased 15% year over year compared to the industry[1] which reported a 5% decrease from May to June and 48% decrease year over year.



Gain on Sale %
3.62%
3.80%
3.60%
3.45%
3.47%
2Q21
3Q21
4Q21
1Q22
2Q22



Total Volume
($ in millions)
$786.2
$797.9
$667.0
$544.8
$651.5
2Q21
3Q21
4Q21
1Q22
2Q22

[1] Source: Curinos

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14 Operating Noninterest Expense ◊ Other expenses increased $1.3 million, of 18%, primarily due to a $1.2 million increase in loan-related legal and collection expenses ◊ Marketing expenses increased $1.1 million, or 94%, primarily due to increases in advertising and community reinvestment act donations during 2Q ‘22 2Q22 / 1Q22 Comparison 5 2Q22 Noninterest Expense Composition 56% 11% 9% 7% 6% 5% 5% 1% $47.9 MILLION Salary and Employee Benefits Other Occupancy and Equipment Data Processing Prof. Fees Amort. of Intang. Marketing $27,513 $26,924 $4,081 $5,386 $4,517 $4,496 $2,921 $3,386 $3,158 $2,865 $2,495 $2,495 $1,187 $2,306 1Q22 2Q22 Salary and Employee Benefits Other Occupancy and Equip. Data Processing Prof. Fees Amort. Of Intang. Marketing $45,872 $47,858

15 0.35% 0.30% 0.26% 0.26% 0.43% 0.23% 0.20% 0.18% 0.17% 0.28% 2Q21 3Q21 4Q21 1Q22 2Q22 Average cost of interest-bearing deposits Average cost of total deposits ◊ Total deposit balances increased $628.1 million, or 31.8% last quarter annualized (“LQA”), and increased $1.5 billion, or 22% YOY ◊ Excluding MW and PPP loans, the loan to deposit ratio was 93.1% at June 30, 2022 $3,113 $3,688 $4,007 $2,388 $2,766 $2,948 $1,478 $1,435 $1,563 2 Q 2 1 1 Q 2 2 2 Q 2 2 Interest Bearing Non-Int Bearing Certificates & Time Deposits 47% 35% 18% $8,518 $7,890 $6,979 LQA YOY Demand & Savings +35% +29% Non-Int Bearing +26% +23% Certificates and Time Deposits +35% +6% ($ in millions) Deposit Growth 5 Deposit Composition 5 Cost of Interest-bearing Deposits and Total Deposits

16 9.03% 9.84% 9.25% 2Q21 1Q22 2Q22 CET1 Total Capital 12.86% 12.73% 11.95% 2Q21 1Q22 2Q22 Regulatory Minimum + Capital Conservation Buffer 7.0% 10.5% - Support organic growth - Maintain strong debt ratings - Provide attractive dividend - Strategic growth, including M&A Strong Capital Supporting Fortress Balance Sheet Capital Levels TBVPS Capital Priorities 8.00% 6.00% 4.50% 10.50% 8.50% 7.00% Total Capital Tier 1 Capital CET1 Capital Minimum Capital Conservation Buffer Veritex 11.95% 9.52% 9.25% Capital in Excess of Buffer $247.0 $112.0 $159.1 ($ in millions) $0.56 $0.05 $0.03 $0.02 3/31/2022 Net Income SBC Expense CDI Amort. RSU Vesting Hedge AOCI Dividend AFS AOCI 6/30/2022 $18.51 $(0.20) $18.20 $(0.60) $(0.17)

171 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 2Q21 3Q21 4Q21 1Q22 2Q22 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due 2Q21 3Q21 4Q21 1Q22 2Q22 Originated $1,269 $120 $2,921 $- $298 Acquired $4,124 $5,652 $9,747 $4,769 $611 ($ in thousands) ($ in millions) $388.5 $373.4 $347.7 $340.9 $330.1 2Q21 3Q21 4Q21 1Q22 2Q22 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) Totals: $10,017 $16,508 $9,997 $16,921 $7,373 (15%) $7,015 1Q22 Charge-offs Specific Impairments Change in Economic Factors Net Growth 2Q22 Improving Asset Quality and ACL Past Due Trend1 % of Total Loans2 Net Charge-offs Quarterly Criticized Loans ACL / Total Loans2

18 Bullish Analyst Targets Post 2Q22 Earnings Rating Price Target 2022 Estimate 2023 Estimate Outperform $44.00 $2.78 $3.78 Buy $43.00 $2.96 $3.97 Overweight $36.00 $2.43 $3.30 Outperform $42.00 $2.85 $3.50 Overweight $39.00 $2.95 $3.60 Outperform $38.00 $2.70 $3.60 Consensus $40.33 $2.78 $3.63

19 Analyst 2Q22 Commentary VBTX : Robust Loan Growth & NIM Expansion as Fees Take a Breather, Reiterate Outperform Brady Gailey, CFA; Keefe Bruyette & Woods “We believe Veritex is a valuable, growth-focused commercial bank with exposure to attractive Texas markets. Veritex has a strong record of both solid organic and acquisitive growth with an asset-sensitive balance sheet and clean credit quality.” VBTX : Spread Income Growth Trumps Lower Fees Gary Tenner, CFA; D.A. Davidson & Co. “VBTX continues to record strong loan and strong asset quality, while being well-positioned to generate growth in NII and an expanded NIM on a go forward basis.” VBTX : PPNR Momentum Led by Strong Loan Growth Outlook Pushed Our Estimates Higher Brett Rabatin, CFA; Hovde Group “We view yesterday's share underperformance as an opportunity on this high-growth Texas pure-play, and think VBTX's loan/NIM momentum is poised to continue in 2H22/FY23, which should allay concerns about fee income.” VBTX : Maintaining 2023E & Overweight Ratings Brad Milsaps, CFA; Piper Sandler “Updated NII disclosure coupled with better than expected loan growth has us leaving our 2023E of $3.60 and our $39 price target unchanged as we believe that VBTX has the NII leverage to replace the fees assuming mid-teen loan growth, while a fee rebound would serve as upside to our estimates. At less than 9x, VBTX remains an attractive option for growth-oriented investors looking for a pure play Texas bank best positioned to post outsized growth and benefit from higher rates over the next 12-18 months.” VBTX : Raising ‘23E EPS; Reiterate Outperform, $38 PT Michael Rose, CFA; Raymond James & Associates “Looking ahead, our 2023 EPS estimate moves modestly higher as stronger loan growth and a higher NIM drive an increase in our net interest income forecasts which is partially offset by lower fee income (NAC/Thrive) and modestly higher noninterest expenses relative to our prior model. In turn, we continue to view risk- reward positively given above-peer loan growth and profitability projections, capital flexibility, and increasing scarcity/franchise value.” VBTX : Decreasing EPS Forecast as Fees Headwinds Likely to Persist in Near Term Matt Olney, CFA; Stephens Inc. “VBTX’s 2Q22 results were highlighted by robust NII that was offset by slower fees and ultimately drove PPNR miss to consensus forecasts. Despite the fee income headwinds, we continue to believe the Company is in the midst of a multi-year double-digit organic revenue growth period.”

9/6/2022 209/6/2022 20 TRUTH | INTEGRITY | TRANSPARENCY Supplemental Information

21 Reconciliation of Non-GAAP Financial Measures

22 Reconciliation of Non-GAAP Financial Measures

23 Reconciliation of Non-GAAP Financial Measures

24 Reconciliation of Non-GAAP Financial Measures

25 Reconciliation of Non-GAAP Financial Measures

9/6/2022 269/6/2022 26 TRUTH | INTEGRITY | TRANSPARENCY Investor